                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
     --------------------------------------------------------------------


                            CROWN LABORATORIES, INC.
                 ----------------------------------------------
                 Name of Registrant as Specified in Its Charter

                                     N/A
       ------------------------------------------------------------------
       Name of Person(s) Filing Proxy Statement, if Other Than Registrant

    ---------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee Paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            CROWN LABORATORIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 16, 1997

TO THE SHAREHOLDERS:

The Annual Meeting of the Shareholders of CROWN LABORATORIES, INC., will be held at the Monte Carlo Resort and Casino, 3770 Las Vegas Blvd. South, Las Vegas, Nevada 89109, on September 16, 1997, at 10:00 a.m. local time, for the following purposes:

     (1) To approve amendments to the Certificate of Incorporation which create a classified Board of Directors, provide for removal of members of the Board of Directors from office only for cause, and effect related matters.

     (2) To elect seven members to the Board of Directors to serve staggered three-year terms of office and, in any event, until their respective successors shall be elected and qualified.

     (3) To approve amendments to the Certificate of Incorporation to remove the designations of the Company's Series A and Series B Preferred Stock.

     (4) To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 20, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. For ten days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose germane to the Meeting during ordinary business hours at the Company's executive offices, located at 6780 Caballo Street, Las Vegas, Nevada 89119.

All shareholders are invited to attend the Meeting in person.

                                    By Order of the Board of Directors


                                    Craig E. Nash
                                    Chairman of the Board

Las Vegas, Nevada
August 21, 1997

--------------------------------------------------------------------------------
                                   IMPORTANT

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE
     AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED
        ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                            CROWN LABORATORIES, INC.
                              6780 CABALLO STREET
                              LAS VEGAS, NV 89119


                                PROXY STATEMENT

    FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 16, 1997

The enclosed proxy is solicited by and on behalf of the Board of Directors ("Board") of Crown Laboratories, Inc. (the "Company") in connection with the Annual Meeting of Shareholders to be held on September 16, 1997, at the Monte Carlo Resort and Casino, 3770 Las Vegas Blvd. South, Las Vegas, Nevada 89109, at 10:00 a.m. local time.

The Company's executive offices are located at 6780 Caballo Street, Las Vegas, Nevada 89119, telephone number (702) 696-9300. It is expected that this Proxy Statement, the Notice of the Annual Meeting and accompanying proxy card will first be mailed to shareholders on or about August 21, 1997.

In addition to the election of the members of the Board ("Proposal Two"), the shareholders are being asked to approve amendments to the Company's Certificate of Incorporation ("Proposal One"). On August 7, 1997, the Company's Board passed resolutions declaring the advisability of amendments to the Certificate of Incorporation (the "Classified Board Amendments"). The Board believes that the Classified Board Amendments, which, among other things, provide that the members of the Board will be divided into one or more "classes" of directors and that members of the Board may be removed from office only for cause, are advisable at this time. The shareholders are also being asked to approve amendments to the Company's Certificate of Incorporation to remove the designations of the Company's Series A and Series B Preferred Stock ("Proposal Three," see Appendix A). The Company intends to restate its Certificate of Incorporation after the foregoing Certificate amendments are adopted.

As detailed below, the proposed Classified Board Amendments are designed to protect the Company from unfair attempts by third parties to take control of the Company which are not in the best interests of all of the Company's shareholders. In this regard, the Classified Board Amendments will complement the Company's Shareholder Rights Plan, adopted in May 1997. As more fully discussed below, the Board believes that adoption of the Classified Board Amendments at this time is in the best interests of the Company and the shareholders. Accordingly, the Company hereby submits the Classified Board Amendments to the shareholders for their approval and recommends that the shareholders vote "FOR" adoption of the Classified Board Amendments.

Reference is made to the Company's Annual Report on Form 10-KSB, 10-KSB/A1 and 10-KSB/A2 for the fiscal year ended December 31, 1996, a copy of which is enclosed herewith, for information concerning the Company, its common stock, par value $.001 per share ("Common Stock"), the beneficial ownership of the Common Stock by the principal holders thereof, and the market for the Company's Common Stock.

                 INFORMATION CONCERNING SOLICITATION AND VOTING


Shareholders are requested to complete, date and sign the accompanying proxy card and return it promptly to the Company. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing and submitting a proxy bearing a later date. Written requests revoking a proxy should be directed to: Corporate Secretary, Crown Laboratories, Inc., 6780 Caballo Street, Las Vegas, NV 89119. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposals contained therein.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of Common Stock. In addition to the use of the mail, directors, officers, regular employees and certain shareholders of the Company may solicit proxies personally, by telephone, telegraph or by telecopy.

The Board will present for a vote at the Annual Meeting the following matters
(i) the approval of amendments to the Company's Certificate of Incorporation to, among other things, create a Classified Board and provide for removal of members of the Board only for cause (Proposal One), (ii) the election of seven members to the Board to serve staggered three-year terms of office (Proposal Two), (iii) the approval of amendments to the Company's Certificate of Incorporation to remove the designations of the Company's Series A and Series B Preferred Stock (Proposal Three), and (iv) to transact such other business and take action upon any and all matters that may properly come before the meeting or any adjournment thereof.

SHAREHOLDERS' VOTING RIGHTS


Only holders of record of the Company's Common Stock, at the close of business on August 20, 1997, will be entitled to notice of, and to vote at, the Annual
Meeting.  As of August 20, 1997, there were [       ] shares of Common Stock
                                             -------
outstanding. Neither the Company's Certificate of Incorporation nor its By-laws provide for cumulative voting rights with respect to any of the matters contained in this Proxy Statement. No other class of equity security of the Company, including the Company's Series E Preferred Stock, is entitled to vote on the Proposals set forth in this Proxy Statement.

VOTES REQUIRED FOR APPROVAL

As provided by the Company's Certificate of Incorporation, By-laws and applicable Delaware law, each share of the Company's Common Stock entitles its holder to one vote on any matter that properly comes before the shareholders of the Company and requires a vote of the shareholders.

With respect to Proposals One (the Classified Board Amendments) and Three (additional amendments to the Certificate of Incorporation), assuming a quorum is present, the affirmative vote of the holders of a majority of the Company's outstanding Common Stock entitled to vote is required for approval of each Proposal. With respect to Proposal Two, the election of directors, assuming a quorum is present, the seven candidates receiving the highest number of votes are elected. A quorum is the presence in person or by proxy of shares representing a majority of the outstanding shares of Common Stock. Subject to the right of revocation, all proxies duly executed will be voted in accordance with the specifications on the proxy card. If no specification is made, proxies will be voted in favor of each of the Proposals.

Abstentions will be counted for purposes of determining the presence or absence of a quorum and the total number of votes cast with respect to a proposal. Shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the absence or presence of a quorum; however, Broker Shares that are not voted on any matter will not be included in determining the total number of votes cast on the matter. Since only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present).

Messrs. Craig E. Nash, Scott O. Nash and Christopher C. Demetree are the Company's (i) Chairman of the Board and Chief Executive Officer, (ii) President and (iii) Secretary and National Account Executive, respectively. Messrs. Nash, Nash and Demetree directly own, in the aggregate, 29.32% of the Company's outstanding Common Stock as of the date of this Proxy Statement. On June 13, 1997, Christopher Demetree and certain family members filed a Schedule 13-D, indicating that certain of Mr. Demetree's family members have granted proxies covering an additional 1.2% of the Company's outstanding Common Stock to Mr. Demetree, giving him the right to vote such shares. Christopher Demetree has advised the Company that he will vote all shares directly owned, or subject to such proxies in favor of the director nominees named in this Proxy Statement, in favor of the proposed Classified Board Amendments, and in favor of the other proposed amendments to the Certificate of Incorporation. In addition, Messrs. Craig and Scott Nash have advised the Company that they will vote all of the shares directly owned by each of them in favor of the director nominees named in this Proxy Statement, in favor of the proposed Classified Board Amendments, and in favor of the other proposed amendments to the Certificate of Incorporation.

                                   * * * * *

                    MATTERS TO BE ACTED UPON BY SHAREHOLDERS

                                  PROPOSAL ONE

           AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO CREATE A CLASSIFIED BOARD, PROVIDE FOR REMOVAL OF ITS MEMBERS FROM OFFICE ONLY FOR CAUSE, AND EFFECT RELATED MATTERS.

OPERATION OF, AND REASONS FOR, THE CLASSIFIED BOARD AMENDMENTS

The Board has approved and declared advisable amendments to the Certificate of Incorporation to classify the Board and to effect related matters.

Among other things, the Certificate of Incorporation would be amended (i) to classify the Board into three classes as nearly equally as possible, each of which, after an interim arrangement, will serve for three years with one class being elected each year; (ii) to provide that directors may be removed only for cause and only with the approval of the holders of at least 66-2/3% of the voting power of all shares entitled to vote for the election of directors, voting as a single class; (iii) to provide that any vacancy on the Board may be filled by the majority of directors then in office, even though less than a quorum, and that members of each class shall hold office until their successor has been duly elected and qualified; and (iv) to set the minimum and maximum number of directors on the Board, at three and eleven, respectively (collectively, the "Classified Board Amendments"). The full text of the Classified Board Amendments is set forth in Appendix A hereto.

The Classified Board Amendments are being presented to the shareholders as a single proposal. As more fully discussed below, the Board believes that these amendments, taken together, will increase the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board, and, at the same time, effectively reduce the possibility that a third party could, in the future, effect or threaten to effect a sudden or surprise change in majority control of the Company's Board without the approval of the incumbent Board.

Delaware law permits, but does not require, a classified board of directors whereby the directors are divided into as many as three classes with staggered terms of office and only one class of directors stands for election each year. If Proposal One is approved, the classified Board would be divided into three classes designated Class I, Class II and Class III. The initial term of office for members of Class I will expire at the annual meeting of shareholders in 1998; the initial term of office for members of Class II will expire at the annual meeting of shareholders in 1999; and the initial term of office for members of Class III will expire at the annual meeting of shareholders in 2000. As a result, shareholders will elect approximately one-third of the Board at each annual meeting. Proposal Three of this Proxy Statement addresses which directors will serve in each of three classes.

The Board believes that a classified Board will permit it to focus more effectively on Board composition and continuity and facilitate the passing of experience and institutional knowledge from existing Board members to new Board members. In addition, the Board believes that a classified Board would effectively reduce the possibility that a third party could effect a sudden or surprise change in control of the Company's Board. A classified Board would permit the Board and management sufficient time to review an acquisition proposal made by a third party, consider alternatives and pursue, if possible, a better transaction for shareholders. Without a classified Board, the possibility that an acquirer of a significant or controlling interest in the Company would be able to replace the Board and management would undercut the Company's ability to negotiate effectively.

With respect to the removal of directors and the filling of vacancies, the Classified Board Amendments will restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the Board by filling the vacancies created by removal with its own nominees. The Company's By-laws currently contain a similar provision for removal of directors and the filling of vacancies. However, since the By-laws may be amended by the affirmative vote of a majority of the votes represented by the issued and outstanding shares of the Company entitled to vote at a meeting called for such purpose, these provisions would not adequately ensure the continuity and stability of the Board.

Because the Classified Board Amendments will increase the amount of time required for a takeover bidder to obtain control without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company's outstanding Common Stock, these amendments could discourage certain tender offers that shareholders might feel would be in their best interests. Because tender offers for control usually involve a purchase price above the current market price, these amendments could also discourage open market purchases by a potential takeover bidder. Such tender offers or open market purchases could increase the market price of the Company's stock, enabling shareholders to sell their shares at a price higher than which would otherwise prevail. In addition, the Classified Board Amendments could make the Company's Common Stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops. Finally, because the Board has the power to retain and discharge management, these amendments could have the effect of perpetuating incumbent management.

The foregoing summary of Proposal One is qualified in its entirety by reference to the full text of the Classified Board Amendments as set forth in Appendix A.

VOTE REQUIRED

Approval of the Classified Board Amendments requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           A VOTE "FOR" PROPOSAL ONE

                                   * * * * *

                                  PROPOSAL TWO

                             ELECTION OF DIRECTORS

Seven directors, constituting the entire Board, are to be elected at the Annual Meeting to hold office for the terms set forth below, and in each case, until their respective successors have been elected and shall qualify. Subject to the approval by the shareholders of the Classified Board Amendments, the Company's Board will automatically, without further action by the shareholders, be classified as set forth in the following table:

  CLASS                TERM                         NAME OF DIRECTOR
---------     -----------------------      -----------------------------------
Class I         Term expires at the        Dr. Linda Carrick and Lee A. Hooker
                1998 Annual Meeting

Class II        Term expires at the           Herbert G. Altman and Arthur
                1999 Annual Meeting                   M. Berkowitz

Class III       Term expires as the         Christopher C. Demetree, Craig E.
                2000 Annual Meeting             Nash, and Scott O. Nash

Beginning with the Company's Annual Meeting in 1998, directors will be elected to succeed those directors whose terms then expire, and each person so elected will serve for a three-year term.

Once a classified Board is established, the Company's Certificate of Incorporation and applicable Delaware law will operate to permit the shareholders to remove directors from office only for cause, at a meeting of shareholders called for that purpose, but only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class (See "Proposal One").

It is the intention of the persons named in the enclosed proxy to vote the shares covered by each proxy for the election of all the nominees named in the table below. Although the Board does not anticipate that any nominees will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board may designate. There is no cumulative voting for the election of members of the Board.

The following table sets forth information with respect to nominees:


                                                                      DIRECTOR
NAME                         AGE         PRINCIPAL OCCUPATION           SINCE
---------------------------  ---  ----------------------------------  ---------
  Craig E. Nash               43  Chairman of the Board and               1980*
                                  Chief Executive Officer

  Scott O. Nash               43  Vice Chairman of the Board and          1980*
                                  President of the Company

  Christopher C.              33  Director of National Accounts of        1992
   Demetree                       the Company,
                                  Vice President of Demetree
                                  Brothers, Inc.

  Lee A. Hooker               51  Owner and Chief Executive Officer       1994
                                  of American Benefits
                                  Counselor/Hooker Associates

  Arthur M. Berkowitz         56  Agent for The Equitable Life            1994
                                  Assurance Society of the United
                                  States

  Linda Carrick,              43  Clinical Director, Surgical             1994
   Ph.D.                          Nursing for the Hospital of the
                                  University of Pennsylvania

  Herbert G. Altman           60  Senior Vice President, Chief
                                  Financial Officer, Director
                                  Spectro Industries, Inc.


----------
* Includes the Company's predecessors.

CRAIG E. NASH has been the Chairman of the Board and Chief Executive Officer of the Company since September 1991 and has held such position or similar positions since February 1980. He also is the Senior Marketing Executive of the Company. Mr. Nash has sixteen years experience in pharmaceutical and food-products marketing. Mr. Nash attended the University of Southern California.

SCOTT O. NASH has been President and Vice Chairman of the Board of the Company since September 1991 and has held these or similar positions since February 1980. Mr. Nash has sixteen years experience in pharmaceutical and food-products manufacturing and operations. Mr. Nash attended the University of Southern California. Messrs. Craig and Scott Nash are twin brothers.

CHRISTOPHER C. DEMETREE has been a Director of the Company since December 1992 and prior to that a major investor in the Company. Mr. Demetree is a National Accounts Executive for Crown and prior to that was Vice President of Demetree Brothers, Inc., a Florida-based fully-integrated property management and investment company, and was responsible for many aspects of the management of Demetree Brothers, Inc. His duties primarily include planning and developing real estate developments, including permits, sales pro formas and construction budgets. Mr. Demetree holds a B.S. degree in Industrial Management from Georgia Institute of Technology.

LEE A. HOOKER became a director of the Company in February 1994. Mr. Hooker is the owner and Chief Executive Officer of American Benefits Counselor/Hooker Associates, a brokerage firm for employee benefits to the healthcare industry. He has been involved with the medical industry for more than twenty-five years. Mr. Hooker holds a B.S. in Business Administration from Columbia Union College and an M.S. in Business Administration from Pepperdine University.

ARTHUR M. BERKOWITZ became a director of the Company in June 1994. Mr. Berkowitz has been an agent for the Equitable Life Assurance Society of the United States for the past 18 years. He is currently a Benefits Consultant to many large corporations. Mr. Berkowitz was an engineer with The General Electric Company for 12 years. Mr. Berkowitz is a life member of the Million Dollar Round Table, a Director of the Philadelphia Friends of ALS, and comptroller of the Germantown Jewish Centre of Philadelphia. Mr. Berkowitz has a B.S. degree in Mathematics from St. Lawrence University and B.Ae and M.Ae in Aeronautical Engineering from Rensselaer Polytechnic Institute.

DR. LINDA CARRICK, PH.D. became a director of the Company in June 1994. Dr. Carrick has been in the nursing field since 1975. She has been Clinical Director, Surgical Nursing for the Hospital of the University of Pennsylvania, where she also served as interim Vice President of Nursing. She is a member of several professional organizations, including the American Association of Critical Care Nursing, The Nursing Association, Association of Nurse Executives, and the American Society of Parenteral and Enteral Nutrition. She also completed a Wharton Nurse Executive Fellowship. Dr. Carrick holds a B.S. degree in Nursing from Villanova University, an M.S. degree in Surgical, Cardiovascular Nursing and a Ph.D. in Healthcare from The University of Pennsylvania. From September 1995 to the present Dr. Carrick has been an Assistant Professor at the University of Pennsylvania.

HERBERT G. ALTMAN subject to approval by the shareholders, will become a director of the Company in September, 1997. Mr. Altman is a consultant and private investor. He has been active in the pharmaceutical distribution business, serving as Senior Vice President, Chief Financial Officer, and Director of Spectro Industries, Inc., an American Stock Exchange company for 17 years and for 5 years, as Vice President, Finance of McKesson Drug Company, Jenkintown, a division of McKesson Corporation. Prior thereto, he was active as a partner in a Philadelphia-based Certified Public Accounting firm. Mr. Altman holds a B.S. Degree from the Wharton School of Finance.

DIRECTORS' REMUNERATION

Each of the current outside members of the Board, Vincent Casella, Lee A. Hooker, Arthur M. Berkowitz, and Dr. Linda Carrick, Ph.D., have received options to purchase 50,000 shares of Common Stock at exercise prices ranging from $1.275 to $2.50 per share. Of the options received, options to purchase 25,000 shares of Common Stock vested immediately and options to purchase 25,000 shares of Common Stock will vest on different schedules ranging between the thirteenth to the twenty-third month of their term. Additionally, Lee A. Hooker, Arthur M. Berkowitz, Dr. Linda Carrick, and Myles Cane, a former director, have received options to purchase 10,000 shares of Common Stock at an exercise price of $2.44 per share and Vincent Casella have received options to purchase 50,000 shares of Common Stock at an exercise price of $1.275 per share.

Additionally, beginning on July 27, 1995, Arthur Berkowitz receives $1,500 per month, for serving as Chairman of the Audit Committee of the Company's Board.

Vincent Casella has informed the Company that he does not intend to stand for reelection to the Board at the Annual Meeting.

Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any persons who own more than ten percent of the registered class of the Company's equity securities to file various reports with the Securities Exchange Commission and the American Stock Exchange, Inc. concerning the holdings of and transactions in the Common Stock and other equity securities of the Company. Copies of these filings must be furnished to the Company. Based on a review of the copies of such forms furnished to the Company, and written representations from the Company's directors and executive officers, the Company believes that Mr. Craig Nash filed his May and December 1996 Form 4 Statement after the required filing date. The Company believes that Mr. Christopher Demetree filed his June 1996 Form 4 after the required filing date. The Company believes that Arthur Berkowitz, Lee A. Hooker and Dr. Linda Carrick filed their September 1996 Form 4 Statements after the required filing date.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTING THE NOMINEES

                                  * * * * * *

                                 PROPOSAL THREE

          AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO REMOVE THE DESIGNATIONS OF THE COMPANY'S SERIES A AND
          SERIES B PREFERRED STOCK.

On August 7, 1997, the Board adopted resolutions declaring the advisability of amendments to the Company's Certificate of Incorporation to delete Articles Five and Six, the designations of the Company's Series A and Series B preferred stock, in their entirety. Since the designation of the Series A and Series B series of preferred stock, no shares of either Series A or Series B preferred stock have been issued by the Company. The Board has determined not to issue any shares of such series of preferred stock in the future and, therefore, has resolved to delete the designations of Series A and Series B preferred stock from the Company's Certificate of Incorporation, subject to shareholder approval. Accordingly, the Company hereby submits the amendments set forth in Appendix A to the shareholders for their approval and recommends that the shareholders vote "FOR" adoption of the proposed amendments.

VOTE REQUIRED

     Approval of Proposal Three requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL THREE

                                 * * * * * *

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding ownership of the Common Stock of the Company as of June 30, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each director of the Company, (iii) the Chief Executive Officer and President, and (iv) all executive officers, and directors of the Company as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable, except as otherwise indicated below.

                                         NUMBER OF              PERCENT OF
NAME OF BENEFICIAL OWNER/(1)/            SHARES/(2)/              CLASS
-----------------------------------      -----------            ----------
CRAIG E. NASH/(3)/                         2,260,014               11.3%
SCOTT O. NASH                              2,656,267               13.2%


                                         NUMBER OF              PERCENT OF
NAME OF BENEFICIAL OWNER/(1)/            SHARES/(2)/              CLASS
-----------------------------------      -----------            ----------
CHRISTOPHER C.  DEMETREE/(4)/                965,575                4.8%

LEE A. HOOKER                                126,478              *0.63%

ARTHUR M. BERKOWITZ/(5)/                     271,029               1.35%

LINDA CARRICK, PH.D.                         126,500              *0.63%

VINCENT J. CASELLA                           643,850               3.20%

HERBERT G. ALTMAN                            288,411               1.44%

ALL OFFICERS AND DIRECTORS                 7,148,647               35.6%
AS A GROUP (8 PERSONS)

NORTH AMERICAN HOLDINGS                      800,050               3.99%
7800 E. UNION, DENVER, CO 82037

GIFFORD FUND, LTD./(6)/                      263,963            SEE FOOTNOTE
CHARLOTTE HOUSE, CHARLOTTE STREET
P.O. BOX N9204, NASSAU, BAHAMAS

----------
*  Less than 1%

/(1)/ The address of each of the directors, and executive officers, is c/o Crown
      Laboratories, Inc., 6780 Caballo Street, Las Vegas, Nevada 89119.

/(2)/ The amounts in this column include outstanding options and warrants to acquire shares that are currently exercisable or exercisable within 60 days of June 30, 1997, and shares issued under employment agreements, even though the shares may not yet have vested.

/(3)/ Includes 400,000 shares owned by Craig Nash's wife. Mr. Nash disclaims beneficial ownership.

/(4)/ Includes 22,384 shares owned by Christopher Demetree's wife. The Company has been advised that, on June 13, 1997, Christopher C. Demetree filed a
      Schedule 13D with the Securities and Exchange Commission on behalf of himself and certain family members ("Reporting Persons") reporting beneficial ownership of, in the aggregate, 1,753,915 shares of the Company's Common Stock. The Reporting Persons disclaimed in the Schedule 13D that they acted as a "group" for purposes of acquiring, holding, voting or disposing of shares of the shares of Common Stock beneficially owned by each of the Reporting Persons.

/(5)/ Includes shares held by a profit sharing plan and a family trust.

/(6)/ The Gifford Fund presently holds $3 million in face value of Series E
      Preferred Stock. The Series E Preferred Stock provides for conversion into Crown Laboratories, Inc., Common Stock based upon market prices. If converted, the Gifford Fund, Ltd., may become a holder of more than 5% of the common shares outstanding of Crown Laboratories, Inc., depending upon the market price of the shares at time of conversion.


                        INFORMATION CONCERNING THE BOARD
                         AND CERTAIN COMMITTEES THEREOF

The Board appointed an Audit Committee and a Compensation Committee on April 1, 1994, but it does not have a Nominating Committee. The functions of the Audit Committee include recommending to the Board the independent auditors; reviewing and approving the planned scope of the annual audit, proposed fee arrangements and the results of the annual audit;

reviewing the adequacy of accounting and financial controls; reviewing the independence of the independent auditors; approving all assignments to be performed by the independent auditors; and instructing the independent auditors, as deemed appropriate, to undertake special assignments. The current members of the Audit Committee are Arthur Berkowitz and Dr. Linda Carrick. During 1996, five meetings of the Audit Committee were held.

The current members of the Compensation Committee are Lee Hooker and Arthur Berkowitz. The functions of the Compensation Committee are to approve or recommend the approval to the Board of the compensation and the remuneration arrangements for directors and senior management. During 1996, two meetings of the Compensation Committee were held.

The Board held a total of 6 meetings during the fiscal year ending December 31, 1996. Each Director attended more than 75% of the aggregate number of meetings of the Board and committee meetings.

                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

NAME               AGE                  POSITION
-----------------  ---  ----------------------------------------
Craig E. Nash       43  Chairman of the Board and
                        Chief Executive Officer

Scott O. Nash       43  Vice Chairman of the Board and President

Calvin T. Mathews   53  Chief Financial Officer

For the biographies of Messrs. Nash and Nash see "Election of Directors."


CALVIN T. MATHEWS has been Chief Financial Officer since April 1997. Mr. Mathews has over 25 years of experience in various areas of general and financial management in the investment management industry and money center and regional banks. Prior to joining the Company, he served as Director of Mergers and Acquisitions for FundMinder, Inc., a California-based investment management firm. Prior to joining FundMinder, Inc., he served as Chief Executive Officer of Schabacker Investment Management. In addition, Mr. Mathews served as President and Chief Financial Officer for Crown Laboratories from June 30, 1990 to September 30, 1993. A graduate of the University of Mississippi, he also holds a M.A. degree from Indiana University and an MBA received from the University of Chicago. Mr. Mathews also serves on the Board of Directors of Optelecom, Inc. (OTC:OPTG), a provider of optical communications and laser systems.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

No executive officer of the Company earned or was awarded compensation in excess of $100,000 during 1996. The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended December 31, 1994, 1995, and 1996 awarded to or earned by the Chief Executive Officer for services in all capacities rendered to the Company and its subsidiaries.


                                                                                      LONG-TERM
                                           ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                   -----------------------------------        ------------------------
                                                                              RESTRICTED    SECURITIES
NAME AND                                                OTHER ANNUAL             STOCK      UNDERLYING
PRINCIPAL POSITION           YEAR       SALARY       COMPENSATION/(2)/           AWARD       OPTIONS
---------------------------  ----  ----------------- -----------------       -----------    ----------
Craig E. Nash                1996   $70,000                $0                     $0             0
Chief Executive              1995   $78,771                 0                      0             0
 Officer                     1994   $51,329/(1) (2)/        0                      0             0

/(1)/ Includes 1,665,545 shares granted under Mr. Craig Nash's employment agreement with a nominal fair market value on the date of the employment agreement. All Common Stock issued to Craig Nash were ascribed a nominal value by the Company and its investment adviser, given the inherent uncertainty as to the ability of the Company to raise capital and continue in existence as of the dates such shares were issued. Of the amount above, all shares are vested.

/(2)/ The Company provided automobile allowances to certain of its employees, including certain persons who are executive officers of the Company, (including Mr. Nash), based upon the job requirements of each employee. No amounts with respect to the personal use of automobiles, if any, have been included in the above table. The Company has concluded that the aggregate amounts of such personal benefits, which cannot be specifically or precisely ascertained, did not in any event exceed, as to any executive officer, either the lesser of $50,000 or 10% of his cash compensation for the last fiscal year, and that the information set forth in the foregoing table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

The following table gives certain information regarding options held on December
    31, 1996.

                      AGGREGATE OPTION EXERCISES/(1)/ AND
                         FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF SECURITIES
                                      UNDERLYING UNEXERCISED OPTIONS                        VALUE OF UNEXERCISED IN-THE
                                                 AT FY-END                                    MONEY OPTIONS AT FY-END
                              -----------------------------------------------    --------------------------------------------------
NAME OF INDIVIDUAL                 EXERCISABLE              UNEXERCISABLE             EXERCISABLE/(3)/            UNEXERCISABLE
---------------------------  -----------------------  -------------------------  --------------------------  -----------------------

Craig E. Nash/(2)/                  768,028                        -                      $364,813                        -

Chief Executive Officer

/(1)/ No options were exercised in 1996.
/(2)/ The options granted under the 1992 Stock Option Plan can be amended by the Board and are exercisable at $1.275 per share through November
      18, 2003.
/(3)/ Based on the market price on December 31, 1996.

                                  * * * * * *

 The Company in January 1993 entered into a five-year employment agreement with Craig Nash, who receives a current base salary per annum of $70,000 increasing to $110,000 by year five. Mr. Nash has temporarily waived salary increases which would provide for current compensation of $100,000 base salary under the terms of his employment contract. The

Company can terminate such employment for cause (as defined) on 90 days notice. If the individual is terminated by the Company during the term of the employment agreement, he will receive certain termination compensation of twenty-four months of base salary.

 Each employment agreement referred to above prohibits the individual from directly or indirectly competing with the Company for a period of three years after separation from the Company, and binds the individual to certain confidentiality agreements.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

 In order for a shareholder proposal to be included in the Board's Proxy Statement for the next Annual Meeting of Shareholders, such proposal must be received at 6780 Caballo Street, Las Vegas, Nevada 89119, Attention: Corporate Secretary, no later than the close of business on April 21, 1998. Only proper proposals which comply with all applicable statutes and regulations, and are timely received, will be included in the Proxy Statement.

                              INDEPENDENT AUDITORS

 The Board has selected Arthur Andersen LLP as independent auditors for the Company for the current fiscal year. Arthur Andersen LLP has been the Company's auditor since 1993. Arthur Andersen LLP does not have and has not had at any time any direct or indirect financial interest in the Company and does not have and has not had at any time any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither the Company nor any officer or director of the Company has or has had any interest in Arthur Andersen LLP. Representatives of Arthur Andersen LLP will not be present at the Annual Meeting.

                                 ANNUAL REPORT

 The Company's 1996 Annual Report on Form 10-KSB, 10-KSB/A1 and 10-KSB/A2 containing its financial statements for the fiscal year ended December 31, 1996, is enclosed with the Proxy Statement. Any shareholder who does not receive a copy of such Annual Report to shareholders may obtain a copy, including the financial statements thereto, but excluding exhibits, by writing to the Company addressed as follows: Attention: Corporate Secretary, Crown Laboratories, Inc., 6780 Caballo Street, Las Vegas, NV 89119.

                                 OTHER MATTERS

 As of the date of this Proxy Statement, the Board does not know of any other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.


                                        By Order of the Board of Directors


                                        Craig E. Nash
                                        Chairman of the Board


Las Vegas, Nevada
August 21, 1997

                                   APPENDIX A

                                  PROPOSAL ONE

                          CLASSIFIED BOARD AMENDMENTS

 "ARTICLE NINE.  The business and affairs of the Corporation shall be managed by
  ------------
and under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Certificate of Incorporation directed or required to be exercised or done by the stockholders.

    SECTION 1.  Number of Directors.  The number of directors of the Corporation
                -------------------
    shall be fixed in the manner provided in the By-laws of the Corporation; provided however, that the number shall not be less than three (3) and not more than eleven (11).

    SECTION 2.  Classes and Terms of Directors.  The directors shall be divided
                ------------------------------
    as nearly equal in number as possible into three classes designated Class I, Class II and Class III, and no class shall include less than one director. The initial term of office for members of Class I shall expire at the annual meeting of stockholders in 1998; the initial term of office for members of Class II shall expire at the annual meeting of stockholders in 1999; and the initial term of office for members of Class III shall expire at the annual meeting of stockholders in 2000. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified. In the event of any increase in the number of directors fixed by the Board of Directors, the additional directors shall be so classified that all classes of directors have as nearly equal numbers of directors as may be possible. In the event of any decrease in the number of directors, all classes of directors shall be deemed equally as nearly as may be possible.

    SECTION 3.  Newly-Created Directorships and Vacancies.  Subject to the
                -----------------------------------------
    rights of the holders of any class of Common Stock or Series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and has qualified.

    SECTION 4.  Removal of Directors.  Subject to the rights of the holders of
                --------------------
    the Common Stock or any series of Preferred Stock then outstanding, the directors or any director may be removed from office at any time, but only for cause, at a meeting called for that purpose, and only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

    SECTION 5.  Rights of Holders of Preferred Stock.  Notwithstanding the
                ------------------------------------
    foregoing provisions of this ARTICLE NINE, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of the stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the rights and preferences of such Preferred Stock as set forth in this Certificate of Incorporation or in the resolution or resolutions of the Board of Directors relating to the issuance of such Preferred Stock.

    SECTION 6.  Written Ballot Not Required.  Election of directors need not be
                ---------------------------
    by written ballot."

                                 PROPOSAL THREE

        REMOVAL OF DESIGNATION OF SERIES A AND SERIES B PREFERRED STOCK

     "That the Certificate of Incorporation is hereby amended:

     A. by deleting Articles FIVE and SIX relating to the Corporation's Series A and Series B Preferred Stock in their entirety; and

     B. by redesignating Articles Seven, Eight, Nine, and Ten of the Corporation's Certificate of Incorporation as Articles Five, Six, Seven, and Eight, respectively."

                            CROWN LABORATORIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF THE SHAREHOLDERS ON SEPTEMBER 16,  1997

THE UNDERSIGNED HEREBY APPOINTS CRAIG E. NASH AND SCOTT O. NASH, OR EITHER OF THEM WITH FULL POWER OF SUBSTITUTION TO EACH OF THEM, AS PROXIES TO REPRESENT THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF CROWN LABORATORIES, INC., TO BE HELD AT 10:00 A.M., LOCAL TIME, SEPTEMBER 16, 1997, AT MONTE CARLO RESORT & CASINO, 3770 LAS VEGAS BLVD. SOUTH, LAS VEGAS, NEVADA 89109, AND AT ANY ADJOURNMENT THEREOF AND TO VOTE ALL SHARES OF STOCK WHICH THE UNDERSIGNED MAY BE ENTITLED TO VOTE AT SUCH MEETING IN THE FOLLOWING MANNER:

     (1) TO APPROVE PROPOSAL ONE TO AMEND THE CERTIFICATE OF --------- INCORPORATION TO ADOPT A CLASSIFIED BOARD OF DIRECTORS.

     (2) FOR ALL NOMINEES LISTED BELOW EXCEPT AS SET FORTH TO THE --------- CONTRARY BELOW.

                   WITHHOLDING AUTHORITY TO VOTE FOR ALL NOMINEES AS --------- SET FORTH BELOW.


CLASS I. DIRECTORS: DR. LINDA CARRICK AND LEE A. HOOKER
CLASS II. DIRECTORS: HERBERT G. ALTMAN  AND ARTHUR M. BERKOWITZ
CLASS III. DIRECTORS: CHRISTOPHER C. DEMETREE, CRAIG E. NASH AND SCOTT O. NASH

        INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME:



     (3) TO APPROVE PROPOSAL THREE TO AMEND THE CERTIFICATE OF --------- INCORPORATION TO ELIMINATE THE DESIGNATIONS OF SERIES A AND
                   SERIES B PREFERRED STOCK.

     (4) TO VOTE WITH DISCRETIONARY AUTHORITY UPON ANY OTHER BUSINESS --------- WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT
                   THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE BOARD OF DIRECTORS NOMINEES AND FOR THE CLASSIFIED BOARD AND OTHER AMENDMENTS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT DATED AUGUST 21, 1997.

     Date                , 1997.
          --------------

------------------------            ------------------------
SIGNATURE OF SHAREHOLDER            SIGNATURE OF SHAREHOLDER



THIS PROXY SHOULD BE SIGNED EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD BOTH SIGN. IF SIGNED BY EXECUTORS, ADMINISTRATORS, TRUSTEES AND OTHER PERSONS SIGNING IN REPRESENTATIVE CAPACITY, THEY SHOULD GIVE FULL TITLES. PLEASE COMPLETE, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.